Exhibit 99.2

February 26, 2009

To Our Shareholders:

Our annual shareholder letter is a great opportunity to communicate ideas and actions that we are pursuing at Sears Holdings and the logic behind them. I strive to explain, rather than promote, because doing so gives you a framework from which to evaluate your investment and our overall performance. We are trying to create a great company that can stand the test of both good and bad times.

This past year was a very difficult year for the world economies and for retail in the United States, and 2009 needs to be the year of restoring confidence and trust in our financial system. We have witnessed the weeding out process that inevitably accompanies difficult economic times, with retail companies like Circuit City, Mervyn’s, Linens ’n Things, and Fortunoff not just filing for bankruptcy, but undertaking complete liquidation. Other retail companies, many of whom are highly regarded, have seen their plans and expectations thwarted by events ranging from consumer distress and the tightening of credit markets to rating agency concerns, all of which have upset normal expectations about how a retail business should be run.

As discussed at the 2008 Annual Shareholder Meeting, there has been significant expansion over the past five years in big box retail square footage and significant capital expenditures by our competitors, primarily for opening new stores, but also to refresh and expand their existing store base and infrastructure. At Sears Holdings, our investment principle is guided by the belief that capital invested in any area of our business deserves a reasonable return on that investment. If that return is not forthcoming, significant investments in the business will destroy value rather than create value for shareholders.

Over the past several months, many of our competitors have announced dramatic reductions in their capital expenditure budgets for 2009 and beyond. Perhaps they too are recognizing that unbridled expansion and investment rarely yield the types of returns forecasted by analysts and industry experts. The dramatic increases in capital investment in the retail industry that took place in recent years are being reversed, and investment levels are being reevaluated. I think that ultimately this is a healthy dynamic for the entire industry. Retail is not immune from the economics of overexpansion experienced in other industries. At Sears Holdings, we will continue to evaluate opportunities based upon our expectations for returns and continue to experiment with a variety of options where the returns could justify higher levels of investment.

Public Policy and the Financial Crisis

It is hard to describe the environment we are operating in as a retailer without commenting on the overall economic environment in the United States. As an employer of over 300,000 people and as a company that serves millions of Americans every day, we are buffeted in very dramatic ways by the economic convulsions that surround us. As a believer in free markets and in capitalism’s capacity to create growth and opportunity, I have been disheartened by many of the actions that occurred in the second half of 2008. Please permit me to describe some of the main points that may have been missed, overlooked, or underemphasized in the commentary and decisions that have brought us to where we are today before discussing our performance at Sears Holdings in more detail.

I believe that the primary problem with the financial system has been a funding problem rather than a capital problem. What this means is that our banks went into this crisis with significant levels of capital and several have raised considerable levels of additional capital since. Nevertheless, their ability to fund their business on a day-to-day basis was compromised at times during 2008 due to dislocations in the capital markets. When Bear Stearns ran into funding problems in early 2008, the Federal Reserve and Treasury stepped in to arrange a merger with J.P. Morgan. Only a few days before this happened senior Bear Stearns officials were assuring nervous constituents that the bank had significant capital and liquidity and could weather the storm. However, when confidence in a financial institution is compromised, very few can survive without some form of assistance, especially when events unfold with such speed and are accompanied by rumors, speculation, and fear that only time can dispel.

The involvement of the Federal Reserve in arranging the merger of Bear Stearns with J.P. Morgan came at a steep price for Bear Stearns shareholders. The original deal price of $2 per share was brokered by Federal Reserve officials, who feared criticism that they were “bailing out” Bear Stearns shareholders and creditors. In fact, shareholders had seen the value of their investment decline from over $100 per share to under $10 per share in a matter of months. Rather than provide funding that would allow Bear Stearns to continue to operate, the merger arrangement provided for J.P. Morgan’s funding base to assume the obligations of Bear Stearns, with the Federal Reserve funding the purchase of roughly $30 billion of their assets.

Simultaneous with this announcement, the Federal Reserve made available to all primary dealers (which included many of the traditional investment banks) access to its discount window, which allowed these primary dealers to receive cash and treasury securities in return for pledging certain assets. This step was important, as it assured the primary dealers that they had a source of funds to meet obligations should they need it. Previously, the discount window was available solely to commercial banks and served as an important part of the funding system, especially in times of stress.

Despite this action, concerns continued throughout the spring and into the summer regarding the health of many financial institutions. At the same time, housing prices and housing activity continued to decline as financial institutions reduced their lending activities and increased their lending standards. In addition, more and more non-fixed rate mortgages reset, raising the cost of financing for many homeowners who had expected both that interest rates would remain low and that the choice of a variable interest rate with a low starting rate would enable them to buy a more expensive home than could be financed with traditional 15 and 30 year fixed rate mortgages. Many experts believe that the core of the problem in the financial system was the mortgage market and housing prices. They believe that if a way to stabilize housing prices and to increase funding for buyers of homes could be found, then a rebound could begin.

Pressure from foreign lenders and other significant participants in fixed income markets increased as concerns were raised about Fannie Mae and Freddie Mac, the two Government Sponsored Enterprises (GSEs) that are the largest providers of liquidity to the mortgage markets. The GSEs had been for a long time a political football, with some conservatives urging their elimination and some liberals urging them to do more lending to lower income communities. As investors reevaluated their risk tolerance, a flight to quality ensued, with many investors shifting their preference to cash and to risk-free Treasury securities. The credit spread over Treasury securities for high-grade corporate bonds as well as GSE debt increased (even though the absolute level of rates was still very low), generating losses amongst many fixed income participants, including foreign lenders and large fixed income mutual funds and investors.

In July 2008, Congress was persuaded to act. Under the advice and urging of the U.S. Treasury, Congress passed the Housing and Economic Recovery Act of 2008, which increased the oversight authority of the regulator of the GSEs, ultimately giving the Secretary of the Treasury a “bazooka” to fire at the GSEs and their shareholders under certain conditions. As the Treasury Secretary explained at the time, “if you have a bazooka, and people know you’ve got it, you may not have to take it out. You’re not likely to take it out.” This gave a temporary reprieve to worried GSE investors. Immediately after passage of the legislation, however, many in the media began to call for the nationalization of the GSEs. Depending on their vantage point, people argued either about the GSE’s ability to fulfill both a social and an economic mission simultaneously, or about why they existed in the first place.

On September 7, 2008, in the largest nationalization in American history (executed expeditiously and without an obviously transparent process), the U.S. government announced that it was placing Fannie Mae and Freddie Mac into conservatorship. As part of the conservatorship, the government would provide capital support, if necessary, of up to $100 billion to each GSE through Preferred Stock Purchase Agreements. Although no cash changed hands, in consideration of this backstop, the U.S. government received 80% of the common stock plus $1 billion in preferred stock in each institution. This backstop has recently been increased to $200 billion as part of the Homeowner Affordability and Stability Plan. In the process, they suspended dividends on existing preferred stock of both Fannie Mae and Freddie Mac, eliminating approximately $36 billion in value, most of which was held by the major commercial banks in the United States.

Rather than help solve the housing and mortgage problem, the unintended consequences of this action were manifold. First, bank capital was depleted. Not only was $36 billion in GSE preferred wiped out, but the whole market for financial preferred securities went into a free fall, wiping out additional equity from financial institutions, including many large insurance companies. Second, despite the boards of directors of Fannie Mae and Freddie Mac consenting to conservatorship, neither company has ever given an explanation for its consent. For those who are sophisticated in finance, neither Fannie Mae nor Freddie Mac had a “funding” problem. Because each GSE’s balance sheet was comprised of highly liquid Mortgage Backed Securities (MBS) that pay off on a monthly basis, it should have been easy for either to pledge securities to raise money or to shrink their balance sheet and meet their financial obligations as they came due. The logical explanation for the boards of directors giving consent rests with the presumption that if they did not consent, there was some other threat that would have been even worse for those directors. As for the shareholders the directors represented, it is hard to imagine anything worse than having their investment effectively wiped out, and they had no vote on the matter.

Investors in regulated industries rely on the fact that regulators will not behave in an arbitrary fashion and, if they do, that there are due process remedies that their managements and boards can pursue. Investors in financial institutions who experienced what can happen when funding was compromised earlier in the year in the case of Bear Stearns, now experienced what can happen when a regulator unilaterally decides that the rules of the game are not sufficient or appropriate. Both Fannie Mae and Freddie Mac had capital in excess of the required levels under regulatory guidelines and accounting rules in effect, with Fannie Mae’s capital being significantly in excess of the required levels. However, if one were to use some other standard (and many were being suggested and recommended for quite a while), one could make the case that neither company had the capital desired by their critics, some of whom were not investors, while others had an academic or political interest in the housing and mortgage area that was adverse to the GSEs.

Once it became clear that regulators would act preemptively and with apparent disregard for the regulatory capital requirements and rules, it took less than one week for Lehman Brothers, AIG and Merrill Lynch to find their funding compromised. The government then made the decision to let Lehman Brothers fail, rather than to provide some form of funding bridge that would allow them to meet their short-term obligations and shrink or reform their balance sheet in an orderly fashion. Merrill Lynch agreed to be bought by Bank of America, thereby securing funding for its obligations. The government stepped in to provide bridge financing to AIG. Goldman Sachs and Morgan Stanley were allowed to become bank holding companies on an expedited basis, thereby strengthening their liquidity positions through an expansion in the types of assets they could pledge at the discount window. This provided both companies a strong boost and enabled their survival, while eliminating the last of the major investment banking firms.

The willingness to let Lehman Brothers fail, the stringent terms of the AIG bridge loan, and the arbitrary nature of helping some and not others was too much for many investors to bear. Confidence – which was already strained earlier in the year – was destroyed by this series of events, and unforeseen consequences continued. Shortly thereafter, Washington Mutual was seized and sold to J.P. Morgan, Wachovia agreed to be acquired, first by Citigroup and then by Wells Fargo, and National City was forced into the hands of PNC.

To simplify, there were two paths being pursued simultaneously to strengthen the financial system in general and individual companies specifically. First, there was the capital raising path. This path has generally not worked and has been both value and confidence destroying. Yes, it has given support to creditors (depositors, lenders and others) of financial institutions, but it has destroyed their stock prices, which for many are the primary indicator of confidence. Raising capital at any price or achieving the same effect through forced mergers, and doing so at a time when regulatory capital levels were at or higher than historical levels, made investors wary of buying financial securities and caused many investors to sell these securities. Second, there was the funding path. This path has worked very well and was buttressed later in the year by guaranteeing deposits at a higher level, allowing banks to issue government guaranteed debt, guaranteeing money market funds and providing access to commercial paper for higher rated borrowers. A business that has access to funding can continue to operate, generate earnings, and increase its capital to repair its balance sheet.

The market often has a short memory – but not that short. Recent speculation about bank nationalization, uncertainty regarding regulatory standards, and the loud drumbeat of speculation are eerily familiar. The dangers of regulatory action that is poorly understood and consequentially significant are fresh in the minds of investors and citizens alike. Just as our nation’s leaders can contribute to a downward spiral of confidence they can also contribute to an uplifting of confidence. And this is not just about words. Any actions that contribute to respect for private property and the rule of law will be immediately greeted by improved investor sentiment. Whether as a bondholder or stockholder, investors need to know that they have rights and that the rules of the game are going to be fair and predictable. Any rule changes or actions should not simply be decided and announced over a weekend. Improved oversight can be constructive. Allowing significant policy changes to work their way through the system over time, rather than implementing them overnight because of stock price declines, can break the cycle of panic and fear.

The reason I have elaborated on these events is to put into perspective the environment in which companies like ours are operating. While all companies are impacted by the frozen credit markets, retail companies are impacted by reductions in funding from banks for their seasonal needs to build additional inventory during the Christmas holiday. This has had a crippling effect on some, both large and small, who are no longer in business. The credit markets have also impacted customers in terms of the availability of credit card financing and other funding for their purchases. When funding sources become less predictable, a retailer, or any other business for that matter, needs to adjust so that it doesn’t find itself without the ability to operate successfully.

A typical Kmart or Sears store has a payroll of between 75 and 115 people, both full and part time, who collectively earn between $1.3 and $1.7 million per year. We are proud of our record of preserving these jobs over the past several years, despite the fact that some of the stores were unprofitable. As you know, we didn’t do this as a charitable exercise. We had to believe that we could convert the money-losing stores to money-makers. When we are forced to close stores, many of these fine men and women will be forced to seek other employment, either at other Kmart and Sears stores or somewhere else. I can understand their frustration at the unfolding events in our society where some companies are afforded government assistance, whereas companies like Sears Holdings are forced to bear the anticipated and unanticipated consequences of these actions.

Over the past several years since the merger of Kmart and Sears in March 2005, Sears Holdings has reduced its borrowings and invested $1 billion in our pension funds to fortify our financial condition. While many other retailers increased their leverage, we reduced our debt by $2 billion since the merger. Of the $2.3 billion of consolidated borrowings at the end of fiscal 2008, $559 million is debt of Sears Canada and Orchard Supply Hardware and is non-recourse to Sears Holdings, and $442 million is short-term borrowings primarily under our revolving credit facility. Sears Holdings has $1.25 billion of long-term legacy Sears Roebuck debt, which will be less than

$950 million in May—a modest amount for a company with our balance sheet and earnings power. Despite this, we have received very little credit for these actions from the rating agencies and we believe that our credit metrics and balance sheet compare favorably to competitors like Macy’s and J.C. Penney, which carry higher and investment grade credit ratings.

We have taken steps to help our vendors, investors and the media understand our strong financial condition and our significant credit availability. This has helped in most cases to calm concerns driven by negative, damaging, and often unsubstantiated rumors about our company.

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2008 in Review

Our profit performance in 2008 at Sears Holdings continued to decline, with the last quarter of the year showing the best relative performance, which is gratifying since it is the most important quarter of the year. It also occurred during the worst part of the year from an economic standpoint, and our inventory levels were managed significantly lower than the year before. The decline in profit has been a source of concern, but we remain highly profitable with overall Adjusted EBITDA for the year in excess of $1.6 billion (please see our earnings release issued today for a reconciliation of Adjusted EBITDA to GAAP operating income). Our consolidated cash position at year end was roughly $1.3 billion and we continue to have our revolving credit facility in place through March 2010. We expect to renegotiate and extend our credit facility this year at a capacity more in line with our historical borrowing practices.

One of the unfortunate realities of the current environment is that we have closed a number of our stores during 2008, and we decided in the fourth quarter to close additional stores. We will be closely monitoring stores throughout 2009. Our approach has been to continue to operate money losing stores in the past so long as we believed that we could restore those stores to profitability, and that the level of losses could be recovered upon return to profitability. The higher the loss, the greater the probability that the store would one day be closed. Given that any store we operate has a significant inventory investment and in some cases can have value to others, and given that we operate in a highly competitive industry, we cannot afford to operate stores without the prospect for an adequate return. For those stores that have leases expiring, we have chosen in some cases not to renew the leases, thereby allowing us to convert the inventory to cash, relieve the loss on our income statement, and eliminate the lease expense from our debt calculations and obligations.

At the beginning of 2008, we announced the reorganization of the company into five different types of business units: Operating, Support, Brands, Online, and Real Estate. The reorganization was designed to decentralize decision making, allow us to attract high quality talent, and ensure that responsibility would be accompanied by accountability. Naturally, with change comes uncertainty, for some about whether or not change will be good or bad for them and for others about the realization that they are going to be held more directly accountable for results.

We have worked hard over the past year to implement this new structure. As with anything new, there are always growing pains. As a mature company with the mindset of a startup, it is natural to expect change in our employee population, at the senior levels and all the way through. Turnover is to be expected and welcomed, as long as it is based on performance and opportunity. We have welcomed a number of new senior leaders to the company who take on the challenge of leading their respective business units to higher levels of performance. At the same time, we have seen some of our leaders leave or retire, for personal or performance reasons. To participate in a turnaround of this magnitude requires a level of drive and energy that is very different than in a company with performance at or above industry averages. We encourage those who think they are up to the challenge to reach out to us to discuss opportunities at Sears Holdings.

Over the past twelve months, led by Bruce Johnson, all of our associates have worked hard to build on the attractiveness of our platform while repositioning us for retail in the 21st century. We continue to hone our vision and define what it will take to achieve it. There are five key pillars of our strategy, and I would like to lay them out for you:

1.	Creating lasting relationships with customers by empowering them to manage their lives

2.	Attaining best in class productivity and efficiency

3.	Building our brands

4.	Reinventing the company continuously through technology and innovation

5.	Reinforcing “The SHC Way” by living our values every day

Please allow me to illuminate these five pillars.

Creating lasting relationships with customers by empowering them to manage their lives: From our Kenmore appliances to our home and auto services to our Lands’ End apparel to our Sears and Kmart stores and online experiences, we interact with millions of customers every day. This gives us the foundation to strengthen and extend the relationship with our customers. The success of our layaway program during the holidays demonstrates our understanding of our customers’ needs in this challenging financing environment. After observing the early success of this program at Kmart this fall, we scaled and launched it quickly at Sears as well, making us one of the only retailers to offer this payment option to customers for the 2008 holiday season. Not only did this program contribute additional sales, but more important, we were able to deepen our relationships with our customers by providing unique services and solutions to address the financial challenges they are currently facing.

We made meaningful strides this year towards our goal of offering customers a broader and deeper selection of products and convenience through multiple channels. Online we have expanded our assortment and are now offering new categories to customers including books, music, and entertainment. Our web-to-store and store-to-web initiatives are designed to integrate and leverage our platform of stores and online sites to offer customers multiple ways to fulfill their shopping needs. We aspire to provide our customers with a platform for whatever they want, wherever and whenever they want it. Our online investment drove growth in calendar year 2008 significantly above the online industry growth rate. In further recognition of the progress we have made, e-tailing group, Inc. recently named Sears the top website in their “e-commerce gauge” survey with a total score of 88.25 out of 100, up 21% from last year.

The public launch of ServiceLive earlier this month is another example of how we are creating relationships with customers that empower them to manage their lives. ServiceLive.com is an online marketplace where homeowners and businesses can name their price for a wide variety of services, improvements and repairs. The site was designed to improve the often stressful experience of getting projects done around the home for both homeowners and service providers. We still have a long way to go in terms of building lasting relationships with our customers, and we have many more initiatives underway that continue to build on this one.

Attaining best in class productivity and efficiency: Last year we said we intended to manage the company’s expenses and inventory position more tightly in 2008 in order to improve our productivity. The achievements in both these areas have helped position us for the present tough environment. Inventory was reduced by approximately $1 billion as of year-end. Multiple actions were taken to reduce our cost structure. Fourth quarter domestic selling and administrative expenses were down by over $200 million versus last year. Because many of these actions were not taken until midway through the year, they will generate additional savings in 2009 as well. We have a mindset of viewing expenses as investments, and we will continue to be vigilant about the return on all expenditures.

Despite these actions, we are nowhere near competitive levels of productivity or efficiency in all of our businesses. This is especially true in our apparel businesses at Sears and Kmart. We used business-unit specific competitive benchmarking in our financial and strategic planning for the first time this year. The new organizational structure also allowed us to draw each business unit leader’s attention to the resources that support his or her business from space and marketing to labor and inventory. We must continue to optimize our resource management on a business unit basis and narrow the gap between our productivity and that of our competitors.

Building our brands: We consolidated the management of our brands within a separate business to give them the appropriate focus for growth. We have begun exploring alternative ways to create value from our Kenmore, Craftsman, and DieHard brands and to infuse them with even greater innovation. A lot of work remains to be done. Going forward, we intend to build our portfolio of brands in a way that gives customers additional reasons to engage with us.

Reinventing the company continuously through technology and innovation: We have continued to invest in reinventing the company despite reductions in expenses we have made in some more traditional areas of our business. We are also incubating several new businesses, all of which are still in their early stages but have the customer at the center of their development. Lands’ End sets a great example for the rest of our business units on how to use technology and innovation to drive growth. Despite a very difficult year for the apparel industry, Lands’ End had record profits in 2008 for the third consecutive year, with EBITDA up over last year in its direct business and even more including the Lands’ End shops at Sears. Our Lands’ End brand is known for innovation, and also has an efficient direct business model. Over the past several years, Lands’ End has re-invented itself by shifting the balance of engagement in its catalog business from phone and mail to online with a substantial majority of orders currently placed online. Our goal is to foster a similar culture of technology-driven innovation across all of our businesses and to accelerate the pace of change.

Reinforcing “The SHC Way” by living our values every day: The values we set out at the time of the creation of Sears Holdings four years ago are being exemplified by more and more of our associates. We are also continuing to bring in talented leaders from companies with well-respected cultures of their own, including General Electric, IBM, Home Depot, Motorola, and Gap, among many others. We are committed to attracting the best and brightest at all levels of the company. At the MBA level, this past year we had acceptances from students who turned down offers from companies such as Google and McKinsey to join our unique leadership development program. We have also been able to take advantage of opportunities due to upheaval in the job market to hire more diversely than we have in the past, which is helping us to develop a culture of excellence. When I worked at Goldman Sachs, one of the highest compliments was to be called a “culture carrier.” I am proud of the progress that our associates are making towards helping us to build our own legendary culture.

Let me conclude the review of 2008 by commenting on our CEO search, where we have worked with a nationally recognized recruiting firm, Russell Reynolds. Members of our board of directors have had the opportunity to meet with a number of very talented individuals over the last year. We have been impressed with a number of those individuals and are confident that they have had and will have very distinguished careers. That said, public commentary regarding the search has been incorrect. To be clear: as of the end of the fiscal year, we have not made a single employment offer to anyone to serve as our CEO. That doesn’t mean that we have not reached out to a number of people to explore opportunities or that we haven’t had a number of meetings and interviews; we have. But, thanks to Bruce Johnson’s efforts and our board’s confidence in him as interim CEO, we can be highly selective in our search. The search for a new CEO has not detracted from our ability to attract extraordinary new senior executives, and I am continually impressed with Bruce’s steadiness through these difficult economic times.

The Adaptive Organization

The pace of change over the past few years and the volatility of the last twelve months seem to have accelerated to the point where businesses and governments are struggling to keep up. In order to drive a strategy one needs to have a context in which that strategy is executed. When oil goes from $50 to $145 and then back to $35 all within a year, what type of strategy can contemplate and manage that? Those who hedged oil purchases looked very smart when oil went up, but when oil declined, some companies experienced huge losses and had to post collateral to maintain those hedges. Nobody wanted to buy trucks last summer and nobody wanted to buy a Toyota Prius in the fall. By winter, nobody wanted to buy any cars or trucks.

As discussed above, during the past year we underwent a major organizational transformation to help us adapt to the accelerated pace of change across all of our businesses. This change goes far beyond economic conditions. New technology and business models have forced many mature industries and businesses to reassess their ability to compete. We put in place boards and leadership teams and developed internal financial reports for each of the business units. We are working to align incentives to close the gap versus industry productivity metrics, as emphasized in our planning process this year. While several steps remain to finalize the processes and systems supporting this structure, we made rapid strides this year in laying the foundation for a more adaptive organization.

In the past, we have described a portfolio approach to managing the business at Sears Holdings. This includes the way we reorganized our business units as well as the way we have invested our capital and managed risk. This is a complicated and complex transition for any company that is used to thinking in a single scenario. For those who don’t agree with the idea of a portfolio approach as the underpinning of strategy, I respectfully disagree. It is easier in theory to manage to a single scenario and a single plan. It is much easier to communicate based on a single scenario and a single plan. But the world is complex and it doesn’t always cooperate. Whether it is changing events on a battlefield, changing events in a sporting contest, or changing events in an industry, being able to adapt and change faster than the competition is a huge advantage.

Companies like Sears and Kmart operated for years without enough appreciation for adaptability. Today, many major corporations continue to do so. When you are a market leader and everything is going your way, it is easy to be deluded by a feeling that you can predict the future and that strategy and execution based on that predicted future is the key. Ever since Kmart emerged from bankruptcy in 2003, we have had to operate under the assumption that we would have limited access to capital markets and that we would need to have a liquidity position that would allow us to manage through difficult times. At the same time, hoarding cash and ignoring long-term value creation isn’t what shareholders desire. Despite a drop in our operating earnings in 2008, we continued to generate free cash flow in the business. While we built inventory in 2006, we reduced it significantly in 2008.

At Kmart and at Sears Holdings, we have demonstrated an ability to adapt. We continue to improve our offerings to customers, develop talent internally, and work to make Sears Holdings a company that creates lasting relationships with customers. Our combination of products and services is unmatched by other retail companies. We are striving to become more relevant to and engaged with our customers and communities. We are making investments in technology that should help transform the impression that some people have about our company. We are working not only to improve, but also to accelerate the pace of our improvement.

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As discussed above, a number of changes in the regulatory environment greatly impacted Sears Holdings and other companies. Three additional areas quickly come to mind.

Short-Selling Rules

From the middle of the summer through the fall, the Securities and Exchange Commission expressly prohibited short selling of securities of a number of financial institutions and companies with financial subsidiaries. We elected to have our shares included in that short selling ban for a number of reasons. First, the level of “naked” short selling of our shares was significant. The activity can be measured by the number of shares sold short as disclosed twice monthly by the NYSE and Nasdaq as well as by the reported number of instances of failure to deliver securities by short sellers to purchasers of Sears Holdings stock. Second, as fiduciaries for our shareholders, our decisions are governed by what we think is in the best interests of the owners of the company.

Since the time of the ban, the SEC has taken further actions to enforce “naked” short selling rules that had been in place, but not enforced, for a significant period of time. This is an important protection for shareholders and for property rights. The sale of property (shares in a corporation) that a seller does not own and can’t deliver (naked short selling) is an affront to property owners, and a destroyer of confidence and trust. Much of the commentary around short selling ignores this simple fact.

While I understand (and often appreciate) the urge to critically evaluate possible regulation, it is interesting that there has been protest by those on the short side with regard to some of the rules that have been suggested. For example, the reinstatement of the uptick rule, which would require any short sale to occur at or above the last sale price on the stock exchange. Such a rule had been in place for over 70 years (to prevent “bear raids” in which short sellers aggressively sold stock at ever lower levels, undermining confidence) until it was repealed in 2007. It has been suggested that, because stocks are now traded in decimals rather than in  1/8 point increments, such a rule is obsolete or unnecessarily difficult to implement. However, what the opponents fail to point out is that companies who repurchase their own shares are advised to adhere to a rule that forbids those companies from initiating a plus tick when repurchasing shares. Why policymakers would favor an asymmetric application of a rule like this in favor of short sales and against company repurchases is a mystery.

Similarly, the SEC has required short sales of securities to be reported periodically beginning in the second half of 2008. Short sellers have prevailed on the SEC to allow this disclosure to be done privately on the basis of a claimed need to protect their investment strategies. While I respect this privacy right, investors who purchase and own stocks, however, are afforded no such privacy in their holdings. In fact, holders of securities are required to publicly file their holdings on a quarterly basis. Such public disclosures have been known to attract the interest of short sellers when institutional investors and hedge funds have found themselves under performance or redemption pressures. Again, it is a mystery as to why those who are owners of publicly traded companies are required to disclose their holdings while those who sell short those very same securities are permitted to keep their positions private.

Ultimately, the thing to remember about short selling is that the company’s owners have the ability to regulate whether shares of their company can be sold short – even if regulations permit it. When shareholders choose to lend their shares, they are facilitating the ability to have those shares sold short. When they choose not to do so, the ability to sell short is reduced.

Pension Reform

Pension reform is an issue that I have highlighted in prior letters. Towards the end of 2008, in an attempt to provide clarity and relief related to the Pension Protection Act of 2006 (PPA), Congress enacted the Worker, Retiree, and Employer Recovery Act (WRERA). It was reassuring to hear that there was a legislative change giving companies with pension plans an ability to fund their plans over a longer period of time. Changes made only a few years ago forced plans to accelerate contributions to close any gap between their assets and liabilities. We are proud of the $1 billion we have contributed to our domestic pension plans since the merger to help close this gap. Despite reports of pension relief, however, not only was relief not given to companies including Sears Holdings, but in fact our funding obligations in 2010 were going to increase by over $120 million as a result of the “relief” granted in late 2008.

Sears Holdings is not alone in this situation. While we appreciate the sentiment of providing relief, we estimate that the relief of the WRERA did not extend any timing relief to the approximately 3,000 companies that had not funded their pension obligations to at least 90% as of January 1, 2007. Even for those who were funded above 90%, the relief is insufficient to address the enormous loss in pension values resulting from the turbulent capital markets of 2008 which significantly reduced the value of the pension assets. As a result of the accelerated funding requirements of the PPA—appropriate in a more robust economic environment—and the market-driven declines in pension assets, many of the country’s largest employers are being forced to make short-term trade-offs between maintaining employment and funding long-term obligations. The appropriate response to this environment is for Congress to provide an additional two years over which these companies can amortize their 2007 and 2008 losses, with the first two years of this extended amortization period requiring only interest payments on the obligation.

To be clear, we are not looking to decrease our obligation. We are simply looking for additional time to fund this obligation. It would be tragic if in an attempt to protect workers’ pensions, defenders of current policy are actually hurting these very same people. I trust that when they understand the practical reality, they will quickly give relief to companies with pensions. Not doing so will only exacerbate the unfairness I have cited in the past between companies with pension plans and those without, and further burden the employees of the former.

Mark-to-Market Accounting

At the end of the year, our accountants and auditors determined that all of the goodwill associated with the Orchard Supply Hardware business should be written off. The goodwill write-off has no impact on the cash flows of the business and is purely a non-cash accounting charge. I take absolutely no issue with this determination. Other companies find themselves with similar goodwill adjustments as a result of stock price and business performance declines. Interestingly, the amount of goodwill initially recorded was determined by an actual market transaction when Ares Capital purchased 19.9% of Orchard in 2005, and the write-off was determined based on the financial models developed by appraisers and accountants of what they project to happen in the future. In this case, it is not a mark-to-market, it is a mark-to-model or to assumptions that may or may not be reflective of what Orchard would be worth in a market transaction, were it for sale.

Accounting disciplines strive to provide information which is both relevant and verifiable. In the old days accounting rules were based on the concept of “historical cost,” which means that items were valued based on actual transactions. This accounting model had the benefit of being highly verifiable as different parties could objectively confirm the value of a given transaction and the resulting cost. However, many believed that such historical cost-based financial statements did not provide information as relevant as current market price, so accounting has evolved from historical cost to fair-value-based financial statements.

In normal times, market values are volatile and in extraordinary times extremely volatile. For those entities required to sell assets because of their business model or because of their funding circumstances, they are subject to the whims of the market and their business may be severely impacted by wherever market prices may end up on a given date. For many companies, market values can be a guide for purchases and sales of assets, but they don’t force actions by the companies.

Benjamin Graham said, as Warren Buffett paraphrased, that “in the short run, the market is a voting machine. In the long run, it’s a weighing machine.” Despite this caution, much of our financial system now rests on the shoulders of a “voting machine” rather than a “weighing machine.” Don’t be fooled by the term “mark-to-market.” Mark-to-market is a regulatory convention and not a free market convention. As regulated entities, most financial institutions are required to account for their assets by regulatory convention. Similarly, all publicly traded companies are required to conform to GAAP (Generally Accepted Accounting Principles). This helps for comparability and it helps to assure investors that they can rely on the financial statements of publicly traded companies.

What has happened is that we have gone from a system which stressed objectivity and verifiability to a system in which the market price of an asset, under conditions of economic stress and financial dislocation, must be derived using a significant amount of judgment. But this is not where it stops. Once you accept the mark-to-market convention, you begin the debate of what is the correct market price. Different people and different firms end up pricing the same asset differently. This has been true for a long time in the derivatives markets, but it also is now true in markets in which asset prices are less liquid. This allows critics and commentators to charge that financial institutions are not marking their assets properly (regardless of whether the critics have any specific evidence or not). The incessant drumbeat of these charges leads to a loss of confidence among investors as well as concerns from regulators and rating agencies who are fearful of being accused of being lax in overseeing these institutions. The accounting profession, as well, is put into a position of being second-guessed for the financial statements they prepare and certify, so they too become “conservative.” So much time and money ends up spent ensuring that the financial statements are immune from criticism that it can become much more of a distraction than a useful tool for investors and managers.

That doesn’t mean that mark-to-market has no bearing or that it is wrong. It is important for investors as well as regulators to appreciate the consequences of certain conventions. Imagine you were accounting for an oil company and oil was trading at $140 when you had to produce financial statements. Three months later, oil is at $60 and you produce another set of financial statements, marked-to-market. Given the transparency of a single commodity, when the next set of financial statements is produced, the assets of the company are significantly lower. The company explains that with the drop in the price of oil, the value of the assets is significantly lower than three months before. To most investors this would make sense.

Now, take a similar company, but instead of oil as a single commodity, substitute thousands of financial instruments of different types. Each type of asset will have its own price path and level of volatility. When a financial statement is produced three months later showing dramatically lower assets and a significant loss, it is impossible for an outsider to conclude whether the financial statements of three months prior were inaccurate simply because the new financial statements show lower asset values. Sarbanes-Oxley rules were designed to improve the accountability and oversight of public company financial statements to increase investor confidence. Despite these rules, over the past year we have witnessed all kinds of accusations and assertions about company financial statements and management credibility. Instead of recognizing that price volatility, illiquidity, and mark-to-market rules are the primary reason for volatility in financial statements, many have concluded that you can’t trust the “bankers” and that additional regulation and oversight is needed.

The tendency to overreact is very significant. The risk-reward calculation for regulators and rating agencies are heavily weighted towards assuming the worst and acting based on those assumptions. The result of these actions, however, is extremely harmful for the system as a whole. I believe that in a capitalist society we are always faced with the tradeoffs between freedom and tyranny. In a free society and free markets, what people say and what people write have been largely protected by the U.S. Constitution (this is not always true in any capitalist society). This is much less true in the economic domain, where constitutional protections of private property and economic rights have been watered down over time to permit significant levels of regulation and government intervention. Just as with free speech and a free press you will have people saying things that others view as harmful, hateful, or obscene, so too in a free economy you will have individuals and businesses doing things that others will disagree with. Some of those things may lead to great business success and others to failure or to disgrace. To expect or allow for excessive regulation of business, including financial businesses, is to stifle growth and creativity, which ultimately produce jobs and wealth that are the foundation for any successful and free society.

The two most important books that any student of current events should be reading in this environment are both by Friedrich Hayek, the esteemed Austrian economist. Based on events he witnessed beginning in the early part of the 20th century, Hayek wrote The Road to Serfdom as a warning to England and the United States against the damaging impact of socialist policies and The Fatal Conceit as a warning against heavy intervention in markets and society at large. Despite the almost universal belief today that more, but better, regulation is needed and that the role of the state needs to be not just temporarily larger, but permanently larger, Hayek’s writings and logic should give everybody pause as to the consequences of these actions.

As a country, we need to rebuild confidence and trust and to understand what happened. Whether by business or by government, the misdiagnosis of situations leads to poor prescriptions for rehabilitation and recovery. When the misdiagnosis is done at the federal government level and involves large parts of a national economy, the consequences can be swift and significant.

The unintended consequences are often swifter and even more significant. As the leaders in our nation continue to evaluate and evolve the policies and rules of the game, we would all be wise to heed the cautions raised by Friedrich Hayek. I appreciate that the free market can be a difficult master and that there is an important role for government and regulators, but I hope that as we move forward the rules of the game and the methodology for changing those rules will be more consistent and fair than they have been over the past year. Those who desire to protect civil liberties in times of war appreciate the importance of laws protecting individuals and institutions. In times of economic and financial distress we need to be similarly vigilant in protecting economic and contract rights so that we can continue to have a system that functions properly. Attempts to threaten or eliminate those rights will chase away the capital and investment that our country needs to restore prosperity and to thrive in the future.

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I believe that we are well positioned now at Sears Holdings to operate through a difficult economy, and we are preparing to rebound strongly when the economy stabilizes and turns back up. Many of our large businesses are highly related to the economy and to housing—appliances, tools, lawn and garden, electronics, and fitness. They are not just economically related, but credit related as well, as they are all big ticket items that are typically purchased on credit. As one can see from the results of Lowe’s, Home Depot and Best Buy, nobody is immune to these macroeconomic impacts. When these sectors rebound, we expect our earnings to rebound as well.

Our goal remains to create long-term wealth for our shareholders. When you are leading a large organization, you need to lead by example and appreciate that this includes having targets that generate value, not simply targets that can be easily hit. When businesses don’t create value over time for their owners, it is very difficult for them to create value for their employees, customers, suppliers and communities as well.

I am proud of the people at Sears Holdings, over 300,000 strong. For over one hundred years we have served customers through good times and bad, and have continuously adapted to changes in society and technology to do so. It hasn’t always been easy but our associates have always been up for the challenge. In the future there will be many opportunities for us and we intend to seize them.

Respectfully,

Edward S. Lampert

Cautionary Statement Regarding Forward-Looking Statements: Certain statements contained in this letter contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements include, but are not limited to, statements about our ability to increase earnings, operate through a difficult economy, and increase our relevance to customers, as well as the future impact of our investments in technology. Forward-looking statements are subject to risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: our ability to offer merchandise and services that our customers want, including our proprietary brand products; our ability to successfully implement initiatives to improve inventory management and other capabilities; competitive conditions in the retail and related services industries; the impact of seasonal buying patterns, including seasonal fluctuations due to weather conditions, which are difficult to forecast with certainty; general economic conditions and normal business uncertainty, changes in consumer confidence, tastes, preferences and spending, including the impact of fuel costs and spending patterns, the availability and level of consumer debt, and unanticipated increases in our costs; our dependence on sources outside the United States for significant amounts of our merchandise; our extensive reliance on computer systems to process transactions, summarize results and manage our business; our reliance on third parties to provide us with services in connection with the administration of certain aspects of our business; our ability to properly implement and realize the expected benefits from our new organizational structure and operating model; our ability to attract, motivate and retain key executives and other associates; the outcome of pending and/or future legal proceedings, including product liability claims and bankruptcy claims, including proceedings with respect to which the parties have reached a preliminary settlement; and our ability to successfully invest available capital. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available.